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                                                                   Exhibit 21(a)

SUBSIDIARIES OF THE REGISTRANT AS OF MAY 31, 1998



                                                             Jurisdiction In
                                                             Which Organized
                                                             ---------------

Bell Dairy Products, Inc.                                    Texas
Bowman Dairy Company, Inc.                                   Delaware
Coburg, Inc.                                                 South Carolina
Cream o'Weber Dairy, Inc.                                    Utah
Creamland Dairies, Inc.                                      New Mexico
Dean Dairy Products Company                                  Pennsylvania
Dean Dip and Dressing Company                                Delaware
Dean Foods Company of California                             Delaware
Dean Foods Company of Indiana                                Delaware
Dean Foods Vegetable Company                                 Wisconsin
Dean Foods Products Company                                  Delaware
Dean Milk Company, Inc.                                      Kentucky
Dean Pickle and Specialty Products Company                   Wisconsin
DFC Transportation Company                                   Delaware
E.B.I. Foods, Ltd.                                           United Kingdom
Elgin Blenders, Inc.                                         Illinois
Gandy's Dairies, Inc.                                        Texas
HMDC, Inc.                                                   Delaware
Liberty Dairy Company                                        Michigan
McArthur Dairy, Inc.                                         Florida
Mayfield Dairy Farms, Inc.                                   Tennessee
Meadow Brook Dairy Company                                   Pennsylvania
Meadows Distributing Company                                 Illinois
Purity Dairies, Inc.                                         Tennessee
Reiter Dairy, Inc.                                           Ohio
Ryan Foods Company                                           Kentucky
Sani-Dairy, Inc.                                             Delaware
Schwartz Pickle Company                                      Delaware
STDI, Inc.                                                   U.S. Virgin Islands
T.G. Lee Foods, Inc.                                         Florida
Verifine Dairy Products Corporation of Sheyboygan            Wisconsin
W.B. Roddenbery Co., Inc.                                    Georgia
WGR Dairy, Inc.                                              Delaware

The names of all other subsidiaries have been omitted from the above list because, when considered in the aggregate as a single subsidiary, they would not constitute a material subsidiary.